SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
July 28, 2003	1-12358

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	59-7007599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(205) 250-8700

Not applicable
(Former name or former address, if changed since last report)

SIGNATURE
EX-99.3 CORRECTED ATTACHMENT TO TRUST EARNINGS
EX-99.4 CORRECTED PAGES TO SUPPLEMENTAL FINANCIALS
EX-99.5 PRESS RELEASE DATED 8/14/03

Item 12. Results of Operations and Financial Condition

     On July 28, 2003, Colonial Properties Trust (the “Company”) announced its financial results for the quarter and year-to-date for the period ended June 30, 2003. A copy of the Company’s earnings press release was furnished as Exhibit 99.1 to a report on Form 8-K filed by the Company on July 29, 2003. A copy of the Company’s Supplemental Financial Highlights for the quarter ended June 30, 2003 was furnished as Exhibit 99.2 to the same report on Form 8-K. This report on Form 8-K/A amends the report on Form 8-K filed by the Company on July 29, 2003 to reflect certain adjustments to the financial statements as described below.

     On July 31, 2003, at the Emerging Issues Task Force (“EITF”) meeting, the SEC clarified EITF Abstracts, Topic No. D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock”. The SEC clarified that for the purposes of applying Topic D-42 when calculating the excess of (1) fair value of the consideration transferred to the holders of preferred stock over (2) the carrying amount of the preferred stock in the registrant’s balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock, regardless of where in the stockholders’ equity section those costs were initially classified on issuance. Further, the SEC stated that the excess of the fair value of the consideration transferred to the holders of the preferred stock over the carrying amount of the preferred stock in the balance sheet represents a return to the preferred stockholder and, therefore, should be treated in a manner similar to the treatment of dividends paid to the holders of the preferred stock in the calculation of earnings per share. The clarification of Topic D-42 is to be reflected retroactively in the first fiscal period ending after September 15, 2003, by restating the financial statements of prior periods in accordance with the provisions of paragraphs 27-30 of Accounting Principals Board No. 20, Accounting Changes. With earlier application encouraged, the Company has decided to apply Topic D-42 to its financial statements in the quarter ended June 30, 2003.

     On May 7, 2003, the Company redeemed its $125.0 million 8.75% Series A preferred stock. Upon issuance of the Series A preferred stock in November 1997, the Company recorded the issuance costs of the preferred stock, $4.5 million, as a reduction of shareholders’ equity for a net carrying value of $120.5 million for the Series A preferred stock. When the preferred stock was redeemed, the Company originally recorded the fair value of the consideration transferred to the Series A preferred stockholders’, or $125.0 million, as a reduction of shareholders’ equity. In accordance with the SEC’s clarification of EITF Abstracts, Topic No. D-42, the Company will reflect the excess of the fair value of the consideration transferred to the holders of the preferred stock over the carrying amount of the preferred stock, $4.5 million or $0.13 per diluted share, as a reduction of earnings to arrive at net income available to common shareholders in the quarter ended June 30, 2003. The Company has also reduced its funds from operations by the same amount.

     The previously reported net income available to common shareholders and funds from operations appeared in an attachment to the earnings press release dated July 28, 2003 furnished as Exhibit 99.1 and on pages 5, 6, 8, 9, 14 and 15 of the Company’s Supplemental Financial Highlights for the quarter ended June 30, 2003 furnished as Exhibit 99.2. As a result, the Company is furnishing a corrected attachment to the earnings press release and corrected pages 5, 6, 8, 9, 14 and 15 of the Supplemental Financial Highlights with this Form 8-K/A. The corrected pages are attached hereto as Exhibits 99.3 and 99.4 of this Form 8-K/A. In addition, the Company’s press release announcing the adjustments described above is attached hereto as Exhibit 99.5.

     The information contained in this report on Form 8-K/A, including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: August 14, 2003	By:	/s/ Howard B, Nelson, Jr.

Name: Howard B. Nelson, Jr.
Title: Chief Financial Officer and Secretary

EXHIBITS

Exhibit	Document

99.1*	Colonial Properties Trust 2nd Quarter 2003 Earnings press release dated July 28, 2003.

99.2*	Colonial Properties Trust Supplemental Financial Highlights for the quarter ended June 30, 2003.

99.3	Corrected attachment to Colonial Properties Trust Earnings press release dated July 28, 2003.

99.4	Corrected pages 5, 6, 8, 9, 14 and 15 to Colonial Properties Trust Supplemental Financial Highlights for the quarter ended June 30, 2003.

99.5	Colonial Properties Trust press release dated August 14, 2003.

*	Previously filed by Colonial Properties Trust in its report on Form 8-K filed with the SEC on July 29, 2003